CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the foregoing Amendment No. 1 to Registration Statement on Form S-1(File No. 333-185215) of our report dated November 5, 2012 relating to the balance sheets of Stevia First Corp. as of March 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the years then ended and for the period July 1, 2007 (inception) to March 31, 2012. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

Weinberg & Company, P.A.

Los Angeles, California

January 11, 2013